Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

SECOND QUARTER 2020 RESULTS

Tampa, FL – August 7, 2020 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the second quarter of 2020.

Highlights

●	Net income for the second quarter 2020 was $6.4 million, or $0.07 per diluted share, compared with a net loss of $1.7 million, or $(0.02) per diluted share, for the second quarter 2019.

●	Shipping revenues for the second quarter 2020 were $114.5 million, up 29.5% compared with the second quarter 2019.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the second quarter 2020 were $100.4 million, up 22.3% compared with the second quarter 2019.

●	Second quarter 2020 Adjusted EBITDA(B), a non-GAAP measure, was $29.8 million, up 63.1% from $18.2 million in the second quarter 2019.

●	Total cash(C) was $94.3 million as of June 30, 2020.

●	At the end of May 2020, the Company took delivery of a 204,000 barrel capacity oil and chemical tank barge. The barge, named the OSG 204, has been paired with an existing tug within the Company’s fleet, the OSG Endurance. The ATB unit will be operating in the Jones Act trade and has entered into a one-year time charter.

●	On July 30, 2020, the Company used $20.0 million of restricted cash, along with a cash payment of $4.2 million, which included interest and other fees, to pay in full the Company’s term loan on the Overseas Gulf Coast, due 2024. At June 30, 2020, the principal amount of the term loan of $24.0 million is included in current installments of long-term debt on the condensed consolidated balance sheets.

Sam Norton, President and CEO, stated, “Under the continuing disruptive influence of the COVID-19 pandemic, it is important to remember that our business is not one that can be done remotely in all respects. The contribution made by all of our employees, and in particular our seafarers, in realizing the strong financial results reported this morning should be applauded by all who benefit from their service. As was the case during the first quarter of this year, the deep book of time charters that we entered into at the end of last year has provided considerable insulation from exposure to the drop in transportation demand affecting both crude oil and refined product. The results produced in this context both met our expectations and provided renewed confidence in the value of OSG’s operating platform.”

Mr. Norton added, “Looking ahead, we anticipate that the combined effects of observable COVID-19 related demand suppression, the usual seasonally slow summer period, and the impact of a high concentration of drydock activities will result in lower time charter earnings for the third quarter. As we move through the balance of the year, the slope of demand recovery in transportation fuel consumption in the US will likely shape our overall future performance. Available data indicate that this recovery is, with the exception of jet fuel demand, well underway. Absent a reversal of this encouraging trend, there is  cause for optimism that in terms of both rate and utilization, a restoration of a balanced and healthy market condition is foreseeable in our key markets.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Second Quarter 2020 Results

Shipping revenues were $114.5 million for the quarter, up 29.5% compared with the second quarter of 2019. TCE revenues for the second quarter of 2020 were $100.4 million, an increase of $18.3 million, or 22.3%, compared with the second quarter of 2019. The increase primarily resulted from the addition to our fleet of two Marshall Islands flagged MR tankers, Overseas Gulf Coast and Overseas Sun Coast, three crude oil tankers, Alaskan Explorer, Alaskan Legend and Alaskan Navigator, and one ATB, OSG 204 and OSG Endurance, which was delivered at the end of May 2020, and two Government of Israel voyages during the second quarter of 2020 compared to one during the second quarter of 2019. The increase was offset by two fewer ATBs in our fleet and a decrease in Delaware Bay lightering volumes during the second quarter of 2020 compared to the second quarter of 2019.

Operating income for the second quarter of 2020 was $13.6 million compared to operating income of $3.8 million in the second quarter of 2019.

Net income for the second quarter 2020 was $6.4 million, or $0.07 per diluted share, compared with a net loss of $1.7 million, or $(0.02) per diluted share, for the second quarter 2019.

Adjusted EBITDA was $29.8 million for the quarter, an increase of $11.6 million compared with the second quarter of 2019.

Conference Call

The Company will host a conference call to discuss its second quarter 2020 results at 9:30 a.m. Eastern Time (“ET”) on Friday, August 7, 2020.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:30 a.m. ET on Friday, August 7, 2020 through 10:59 p.m. ET on Friday, August 14, 2020 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10145914.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates two Marshall Islands flagged MR tankers which trade internationally. In addition to the currently operating fleet, OSG has on order one Jones Act compliant barge which is scheduled for delivery in 2020.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the expected delivery schedule of our two new barges under construction and their expected participation in the Jones Act trade, the continued stability of our niche businesses, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. COVID-19 has had, and will have in the future, a profound impact on our workforce, and many aspects of our business and industry. Investors should carefully consider the risk factors outlined in more detail in our Annual Report on Form 10-K for the year ended December 31, 2019, in our upcoming Form 10-Q filing, and in similar sections of other filings we make with the SEC from time to time. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Balance Sheets

($ in thousands)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$74,192	$41,503
Restricted cash	20,062	60
Voyage receivables, including unbilled of $3,291 and $5,611, net of reserve for doubtful accounts	6,100	9,247
Income tax receivable	454	1,192
Other receivables	2,967	3,037
Inventories, prepaid expenses and other current assets	3,037	2,470
Total Current Assets	106,812	57,509
Vessels and other property, less accumulated depreciation	833,716	737,212
Deferred drydock expenditures, net	27,557	23,734
Total Vessels, Other Property and Deferred Drydock	861,273	760,946
Restricted cash - non current	88	114
Investments in and advances to affiliated companies	—	3,599
Intangible assets, less accumulated amortization	29,517	31,817
Operating lease right-of-use assets	252,379	286,469
Other assets	18,547	35,013
Total Assets	$1,268,616	$1,175,467
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$37,567	$35,876
Current portion of operating lease liabilities	90,384	90,145
Current portion of finance lease liabilities	4,001	4,011
Current installments of long-term debt	60,755	31,512
Total Current Liabilities	192,707	161,544
Reserve for uncertain tax positions	891	864
Noncurrent operating lease liabilities	184,662	219,501
Noncurrent finance lease liabilities	22,473	23,548
Long-term debt	376,529	336,535
Deferred income taxes, net	80,237	72,833
Other liabilities	37,094	19,097
Total Liabilities	894,593	833,922
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 86,336,977 and 85,713,610 shares issued and outstanding)	863	857
Paid-in additional capital	591,286	590,436
Accumulated deficit	(211,834)	(243,339)
	380,315	347,954
Accumulated other comprehensive loss	(6,292)	(6,409)
Total Equity	374,023	341,545
Total Liabilities and Equity	$1,268,616	$1,175,467

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$96,662	$62,007	$174,812	$125,127
Voyage charter revenues	17,877	26,452	40,586	51,070
	114,539	88,459	215,398	176,197

Operating Expenses:
Voyage expenses	14,112	6,353	17,897	11,337
Vessel expenses	41,644	32,520	77,413	64,967
Charter hire expenses	22,505	22,581	44,965	44,879
Depreciation and amortization	14,217	13,084	28,236	25,561
General and administrative	7,599	5,957	13,772	11,633
Bad debt expense	—	4,300	—	4,300
Loss/(gain) on disposal of vessels and other property, including impairments, net	813	(66)	1,110	51
Total operating expenses	100,890	84,729	183,393	162,728
Income from vessel operations	13,649	3,730	32,005	13,469
Equity in income of affiliated companies	—	68	—	68
Gain on termination of pre-existing arrangement	—	—	19,172	—
Operating income	13,649	3,798	51,177	13,537
Other (expense)/income, net	(58)	262	(27)	617
Income before interest expense and income taxes	13,591	4,060	51,150	14,154
Interest expense	(6,167)	(6,571)	(12,241)	(13,077)
Income/(loss) before income taxes	7,424	(2,511)	38,909	1,077
Income tax (expense)/benefit	(1,044)	773	(7,404)	381
Net income/(loss)	$6,380	$(1,738)	$31,505	$1,458

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	89,747,630	89,245,696	89,584,969	89,125,986
Diluted - Class A	90,812,332	89,245,696	90,600,658	89,507,860
Per Share Amounts:
Basic and diluted net income - Class A	$0.07	$(0.02)	$0.35	$0.02

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Consolidated Statements of Cash Flows

($ in thousands)

	Six Months Ended June 30,
	2020	2019
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net income	$31,505	$1,458
Items included in net income not affecting cash flows:
Depreciation and amortization	28,236	25,561
Bad debt expense	—	4,300
Gain on termination of pre-existing arrangement	(19,172)	—
Loss on disposal of vessels and other property, including impairments, net	1,110	51
Amortization of debt discount and other deferred financing costs	1,124	1,023
Compensation relating to restricted stock awards and stock option grants	1,055	763
Deferred income tax expense/(benefit)	7,431	(1,047)
Interest on finance lease liabilities	1,001	410
Non-cash operating lease expense	45,680	44,805
Loss on extinguishment of debt, net	14	48
Distributed earnings of affiliated companies	3,562	3,470
Payments for drydocking	(10,078)	(9,383)
Operating lease liabilities	(45,998)	(45,316)
Changes in operating assets and liabilities, net	(3,204)	(6,337)
Net cash provided by operating activities	42,266	19,806
Cash Flows from Investing Activities:
Acquisition, net of cash acquired	(16,973)	—
Proceeds from disposals of vessels and other property	700	2,197
Expenditures for vessels and vessel improvements	(38,657)	(34,722)
Expenditures for other property	(498)	(638)
Net cash used in investing activities	(55,428)	(33,163)
Cash Flows from Financing Activities:
Payments on debt	(26,669)	(10,417)
Extinguishment of debt	(673)	(2,139)
Tax withholding on share-based awards	(197)	(294)
Issuance of debt, net of issuance and deferred financing costs	95,441	—
Payments on principal portion of finance lease liabilities	(2,075)	(798)
Net cash provided by/(used in) financing activities	65,827	(13,648)
Net increase/(decrease) in cash, cash equivalents and restricted cash	52,665	(27,005)
Cash, cash equivalents and restricted cash at beginning of period	41,677	80,641
Cash, cash equivalents and restricted cash at end of period	$94,342	$53,636

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and six months ended June 30, 2020 and the comparable period of 2019. Revenue days in the quarter ended June 30, 2020 totaled 2,031 compared with 1,808 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	2020		2019
Three Months Ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$31,120	$61,360	$37,356	$57,212
Revenue days	89	1,088	157	959
Non-Jones Act Handysize Product Carriers:
Average rate	$27,051	$16,752	$17,347	$11,962
Revenue days	156	181	99	83
ATBs:
Average rate	$16,333	$—	$19,000	$21,610
Revenue days	124	—	89	252
Lightering:
Average rate	$44,346	$—	$68,220	$—
Revenue days	121	—	169	—
Alaska (a):
Average rate	$—	$58,538	$—	$—
Revenue days	—	272	—	—

	2020		2019
Six Months Ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$46,830	$60,819	$33,920	$57,035
Revenue days	181	2,140	247	1,941
Non-Jones Act Handysize Product Carriers:
Average rate	$27,387	16,770	$21,905	$12,023
Revenue days	310	363	211	151
ATBs:
Average rate	$21,213	$24,686	$19,979	$21,583
Revenue days	217	89	175	518
Lightering:
Average rate	$51,388	$61,012	$70,634	$—
Revenue days	243	87	349	—
Alaska (a):
Average rate	$—	$58,621	$—	$—
Revenue days	—	330	—	—

(a) Excludes one Alaska vessel currently in layup.

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Fleet Information

As of June 30, 2020, OSG’s operating fleet consisted of 25 vessels, 13 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at June 30, 2020
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	6	11	17	810,825
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	2	—	2	56,133
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	13	12	25	1,730,264

(1)	Includes two owned shuttle tankers, 11 chartered-in tankers, two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as two owned Marshall Island flagged non-Jones Act MR tankers trading in international markets.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Time charter equivalent revenues	$100,427	$82,106	$197,501	$164,860
Add: Voyage expenses	14,112	6,353	17,897	11,337
Shipping revenues	$114,539	$88,459	$215,398	$176,197

Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which include Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.

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	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2020	2019	2020	2019
Niche Market Activities	$17,716	$20,736	$39,420	$43,339
Jones Act Handysize Tankers	9,927	2,692	22,309	5,126
ATBs	174	3,577	2,978	6,549
Alaska Crude Oil Tankers	8,461	—	10,416	—
Vessel Operating Contribution	36,278	27,005	75,123	55,014
Depreciation and amortization	14,217	13,084	28,236	25,561
General and administrative	7,599	5,957	13,772	11,633
Bad debt expense	—	4,300	—	4,300
Loss/(gain) on disposal of vessels and other property, including impairments, net	813	(66)	1,110	51
Income from vessel operations	$13,649	$3,730	$32,005	$13,469

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2020	2019	2020	2019
Net income/(loss)	$6,380	$(1,738)	$31,505	$1,458
Income tax expense/(benefit)	1,044	(773)	7,404	(381)
Interest expense	6,167	6,571	12,241	13,077
Depreciation and amortization	14,217	13,084	28,236	25,561
EBITDA	27,808	17,144	79,386	39,715
Amortization classified in charter hire expenses	143	267	285	497
Interest expense classified in charter hire expenses	371	401	750	804
Non-cash stock based compensation expense	616	453	1,055	763
Loss/(gain) on disposal of vessels and other property, including impairments, net	813	(66)	1,110	51
Loss on extinguishment of debt, net	14	48	14	48
Adjusted EBITDA	$29,765	$18,247	$82,600	$41,878

(C) Total Cash

($ in thousands)	June 30, 2020	December 31, 2019
Cash and cash equivalents	$74,192	$41,503
Restricted cash - current	20,062	60
Restricted cash – non-current	88	114
Total Cash	$94,342	$41,677

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